Exhibit 99.1

Contact: Rachel Webb Vice President, Investor Relations rachel.webb@jackinthebox.com 858.522.4556

Jack in the Box Inc. Reports Second Quarter 2026 Earnings
Jack in the Box same-store sales of (3.8%)
Diluted EPS from continuing operations of $0.65 and Operating EPS of $0.76

SAN DIEGO, Calif. May 13, 2026 – Jack in the Box Inc. (NASDAQ: JACK) announced financial results for the second quarter ended April 12, 2026.
“Second quarter results did not meet expectations, however trends have improved into the third quarter. Jack in the Box is an iconic brand, and I'm eager to dive in with our passionate team and franchisees to further improve operating results. After being on the Board and now as interim CEO, my excitement for the potential of this brand has only grown,” said Mark King, Jack in the Box Interim Chief Executive Officer. “We plan to accelerate our 'JACK on Track' commitments as we strengthen our foundation to support sustainable, long-term growth.”
Jack in the Box Performance
Same-store sales decreased 3.8% in the second quarter, comprised of franchise same-store sales decline of 3.9% and company-owned same-store sales decline of 2.8%. Sales performance resulted primarily from a decline in transactions, partially offset by an increase in price. Systemwide sales for the second quarter decreased 3.8%.
Restaurant-Level Margin(1), a non-GAAP measure, was $15.5 million, or 16.4%, down from $18.7 million, or 19.6%, a year ago driven primarily by commodity cost inflation, and a change in the mix of restaurants, partially offset by increased price.
Franchise-Level Margin(1), a non-GAAP measure, was $60.5 million, or 37.9%, a decrease from $68.3 million, or 40.0%, a year ago. The decrease was primarily due to lower sales driving lower rent revenue and royalties and a decrease in the number of restaurants as part of the 'JACK on Track' closure program, as well as lower lease termination fees.
Jack in the Box restaurant count remained flat in the second quarter, with 9 restaurant openings and 9 restaurant closures.
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Jack in the Box Inc.

Jack in the Box Same-Store Sales:	12 Weeks Ended
	April 12, 2026	April 13, 2025
Company	(2.8%)	(4.0%)
Franchise	(3.9%)	(4.5%)
System	(3.8%)	(4.4%)

Jack in the Box Restaurant Counts:

	2026			2025
	Company	Franchise	Total	Company	Franchise	Total
Restaurant count at Q1	149	1,979	2,128	152	2,038	2,190
New	—	9	9	—	5	5
Closed	—	(9)	(9)	(6)	(6)	(12)
Restaurant count at end of Q2	149	1,979	2,128	146	2,037	2,183
QTD Net Restaurant Change	—	—	—
QTD Net Restaurant Change %	—%	—%	—%

Total revenues decreased 4.3% to $254.3 million, compared to $265.7 million in the prior year quarter. The lower revenue is primarily the result of same-store sales declines, as well as a lower number of restaurants.
The SG&A expense for the second quarter was $26.4 million, a decrease of $1.8 million compared to the prior year quarter. The decrease was due primarily to the fluctuation of $1.6 million in the cash surrender value of our COLI policies, as well as lower legal costs due to a litigation reversal, partially offset by higher stock compensation due to prior year forfeitures. When excluding net COLI gains, G&A was 2.3% of systemwide sales.
Net earnings from continuing operations was $12.5 million for the second quarter of fiscal 2026. This is compared with net earnings from continuing operations of $20.7 million for the second quarter of the prior year.
Adjusted EBITDA(3), a non-GAAP measure, was $51.3 million in the second quarter of fiscal 2026 compared with $61.5 million for the prior year quarter.
The income tax provision for continuing operations reflects an effective tax rate of 27.7% in the second quarter of 2026 as compared to 27.6% in the prior year. The current year effective tax rate differed from the U.S. statutory tax rate primarily due to a reduction of the valuation allowance on cumulative interest deduction limitations and the nondeductible component of share-based compensation. The non-GAAP operating EPS tax rate for the second quarter of 2026 was 31.1%, which differed from the effective tax rate as it is without the impacts of the reduction in the valuation allowance on cumulative interest
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Jack in the Box Inc.

deduction limitations and nondeductible component of share-based compensation.
Second quarter diluted earnings per share from continuing operations was $0.65 in 2026, compared to $1.09 in the prior year quarter. Operating Earnings Per Share(2), a non-GAAP measure, was $0.76 in the second quarter of fiscal 2026 compared with $1.25 in the prior year quarter.
(1) Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings (loss) from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."
(2) Operating Earnings Per Share represents the diluted earnings per share on a GAAP basis, excluding certain adjustments. See "Reconciliation of Non-GAAP Measurements to GAAP Results." Operating earnings per share may not add due to rounding.
(3) Adjusted EBITDA represents net earnings on a GAAP basis excluding certain adjustments. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Del Taco Discontinued Operations
On October 15, 2025, the Company entered into a definitive agreement to sell Del Taco Holdings Inc. (“Del Taco”), which owns and operates the Company’s Del Taco restaurant operations, to Yadav Enterprises, Inc., a California corporation (“Buyer”) and Anil Yadav (“Buyer Guarantor”), which was completed on December 22, 2025. As a result of the sale, operating results for Del Taco are included in discontinued operations for all periods presented. There were losses from discontinued operations, net of taxes of $2.3 million for the second quarter of 2026, compared with losses from discontinued operations, net of taxes of $162.9 million in the prior year quarter.

Capital Allocation
The Company did not repurchase any shares of our common stock in the second quarter. As of the end of the second quarter, there was $175.0 million remaining under the Board-authorized stock buyback program.
Following the second quarter, the Company is in the process of withdrawing excess COLI funding of approximately $71.0 million, which is expected to be used along with cash on hand to prepay approximately $99.0 million the 2019-1 Class A-2-II Notes in the third quarter.
The Company is actively pursuing refinancing its 2019-1 Class A-2-II Notes and 2022-1 Class A-2-I Notes, which have anticipated repayment dates of August 2026 and February 2027, respectively.

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Jack in the Box Inc.

Guidance Updates
The Company updated its guidance. The below reflects updated expectations for the fiscal year ending September 27, 2026.
•Low Single Digit Same-Store Sales Decline vs. Fiscal Year 2025
•Company-Owned Restaurant Level Margin of approximately 17%
◦This includes mid-single-digit commodity inflation and low-single-digit wage inflation.
•Franchise Level Margin of $265 to $275 million
◦As the Company continues to execute its “JACK on Track” plan, which includes a block closure program and selling real estate, both of which influence Franchise Level Margin, visibility into timing is limited.
•SG&A of $115 to $125 million
◦G&A, excluding selling and advertising and COLI, is expected to be approximately 2.3% of systemwide sales.
•Adjusted EBITDA of $225 to $235 million

The below guidance remains unchanged for the company's expectations for fiscal year ending September 27, 2026.
•Jack in the Box Restaurant Count of 2,050 to 2,100
◦This includes approximately 20 new restaurant openings and approximately 50 to 100 closures, most of which will be franchise restaurants.
◦The Company expects an acceleration of closures into the back half of fiscal 2026 as it continues to execute its “JACK on Track” plan.
•Depreciation and Amortization of $45 to $50 million
•Capital Expenditures of $45 to $55 million, prioritizing sales-driving investments in technology
•As previously mentioned, the company has discontinued its dividend and share repurchase program.
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Jack in the Box Inc.

Conference Call
The Company will host a conference call for analysts and investors on Wednesday, May 13, 2026, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the Investors section of the Jack in the Box company website at http://investors.jackinthebox.com. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days. The call can be accessed via phone by dialing (888) 596-4144 and using ID 7573961.
About Jack in the Box Inc.
Jack in the Box Inc. (NASDAQ: JACK), founded and headquartered in San Diego, California, is a restaurant company that operates and franchises Jack in the Box®, one of the nation's largest hamburger chains with 2,128 restaurants across 24 states. For more information, including franchising opportunities, visit www.jackinthebox.com.
Category: Earnings

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the Company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the Company's brand; increased regulatory and legal complexities, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; stock market volatility. These and other factors are discussed in the Company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The Company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.
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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
(In thousands, except per share data)
(Unaudited)

	12 Weeks Ended		28 Weeks Ended
	April 12, 2026	April 13, 2025	April 12, 2026	April 13, 2025
Revenues:
Company restaurant sales	$94,696	$95,095	$226,603	$228,850
Franchise rental revenues	72,122	77,935	169,509	183,716
Franchise royalties and other	43,039	45,754	101,915	109,369
Franchise contributions for advertising and other services	44,407	46,947	105,754	114,860
	254,264	265,731	603,781	636,795
Operating costs and expenses, net:
Food and packaging	27,388	26,437	66,620	61,127
Payroll and employee benefits	33,683	32,178	80,260	76,706
Occupancy and other	18,105	17,804	42,906	41,344
Franchise occupancy expenses	50,048	51,153	116,349	119,069
Franchise support and other costs	3,421	3,198	7,181	6,499
Franchise advertising and other services expenses	45,621	48,029	109,093	117,021
Selling, general and administrative expenses	26,421	28,221	63,439	69,377
Depreciation and amortization	10,981	8,069	24,590	20,526
Pre-opening costs	146	599	205	2,056
Other operating expenses, net	3,003	1,760	11,053	4,307
Gains on the sale of company-operated restaurants	(21)	—	(21)	—
	218,796	217,448	521,675	518,032
Earnings from operations	35,468	48,283	82,106	118,763
Other pension and post-retirement expenses, net	1,263	1,341	2,947	3,130
Interest expense, net	16,871	18,351	40,553	42,731
Earnings before income taxes	17,334	28,591	38,606	72,902
Income tax expense	4,793	7,892	11,676	21,207
Earnings from continuing operations	12,541	20,699	26,930	51,695
Losses from discontinued operations, net of taxes	(2,296)	(162,927)	(19,143)	(160,237)
Net earnings (loss)	$10,245	$(142,228)	$7,787	$(108,542)

Net earnings (loss) per share - basic:
Earnings from continuing operations	$0.65	$1.09	$1.40	$2.71
Losses from discontinued operations	(0.12)	(8.56)	(1.00)	(8.41)
Net earnings (loss) per share (1)	$0.53	$(7.47)	$0.41	$(5.70)
Net earnings (loss) per share - diluted:
Earnings from continuing operations	$0.65	$1.09	$1.40	$2.71
Losses from discontinued operations	(0.12)	(8.56)	(0.99)	(8.41)
Net earnings (loss) per share (1)	$0.53	$(7.47)	$0.40	$(5.70)

Weighted-average shares outstanding:
Basic	19,255	19,043	19,188	19,047
Diluted	19,387	19,043	19,287	19,047

Dividends declared per common share	$—	$0.44	$—	$0.88
____________________
(1)Earnings (loss) per share may not add due to rounding.
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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	April 12, 2026	September 28, 2025
ASSETS
Current assets:
Cash	$43,035	$45,766
Restricted cash	26,329	30,282
Accounts and other receivables, net	120,202	73,744
Inventories	2,368	2,346
Prepaid expenses	11,065	13,604
Current assets held for sale	15,440	46,042
Other current assets	8,185	8,588
Total current assets	226,624	220,372
Property and equipment:
Property and equipment, at cost	1,169,593	1,150,490
Less accumulated depreciation and amortization	(836,090)	(806,873)
Property and equipment, net	333,503	343,617
Other assets:
Operating lease right-of-use assets	991,099	1,005,024
Goodwill	136,026	136,026
Deferred tax assets	55,493	61,501
Non-current assets held for sale	—	574,967
Other assets, net	262,629	251,914
Total other assets	1,445,247	2,029,432
	$2,005,374	$2,593,421
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$28,186	$29,458
Current operating lease liabilities	134,832	138,199
Accounts payable	49,004	56,349
Accrued liabilities	136,714	142,478
Current liabilities held for sale	—	64,139
Total current liabilities	348,736	430,623
Long-term liabilities:
Long-term debt, net of current maturities	1,558,212	1,674,235
Long-term operating lease liabilities, net of current portion	888,901	907,910
Non-current liabilities held for sale	—	377,445
Other long-term liabilities	131,577	141,479
Total long-term liabilities	2,578,690	3,101,069
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 83,176,452 and 83,012,784 issued and outstanding, respectively	832	830
Capital in excess of par value	549,679	542,177
Retained earnings	1,776,992	1,769,205
Accumulated other comprehensive loss	(48,930)	(49,858)
Treasury stock, at cost, 64,120,270 shares, respectively	(3,200,625)	(3,200,625)
Total stockholders’ deficit	(922,052)	(938,271)
	$2,005,374	$2,593,421

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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Year-to-date
Cash flows from operating activities:	April 12, 2026	April 13, 2025
Net earnings (loss)	$7,787	$(108,542)
Losses from discontinued operations	(19,143)	(160,237)
Earnings from continuing operations	26,930	51,695
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	24,590	20,526
Amortization of franchise tenant improvement allowances and incentives	3,185	3,368
Deferred finance cost amortization	2,453	2,572
Tax deficiency from share-based compensation arrangements	1,557	1,435
Deferred income taxes	13,161	(6,212)
Share-based compensation expense	7,580	4,685
Pension and post-retirement expense	2,947	3,130
(Gains) losses on cash surrender value of company-owned life insurance	(4,155)	2,242
Gains on the sale of company-operated restaurants	(21)	—
(Gains) losses on the disposition of property and equipment, net	(8,178)	423
Impairment charges	357	684
Changes in assets and liabilities:
Accounts and other receivables	(24,267)	(27,670)
Inventories	(21)	(75)
Prepaid expenses and other current assets	6,407	(4,220)
Operating lease right-of-use assets and lease liabilities	(8,861)	(9,795)
Accounts payable	10,715	6,417
Accrued liabilities	(4,612)	(10,585)
Pension and post-retirement contributions	(3,565)	(3,833)
Franchise tenant improvement allowance and incentive disbursements	(15,702)	(2,904)
Other	(13,416)	29,158
Net cash flows provided by operating activities	17,084	61,041
Cash flows from investing activities:
Purchases of property and equipment	(34,531)	(39,860)
Purchases of assets intended for sale or leaseback	—	(5,724)
Proceeds from the sale of property and equipment	14,702	15,110
Proceeds from the sale and leaseback of assets	3,616	—
Proceeds from the sale of company-operated restaurants	36	—
Other	2,800	3,303
Net cash flows used in investing activities	(13,377)	(27,171)
Cash flows from financing activities:
Repayments of borrowings on revolving credit facilities	—	(6,000)
Principal repayments on debt	(119,350)	(14,914)
Dividends paid on common stock	—	(16,614)
Proceeds from issuance of common stock	2	2
Repurchases of common stock	—	(4,999)
Payroll tax payments for equity award issuances	(1,105)	(2,453)
Net cash flows used in financing activities	(120,453)	(44,978)
Net cash flows used in continuing operations	(116,746)	(11,108)
Net cash (used in) provided by operating activities of discontinued operations	(13,679)	7,849
Net cash provided by (used in) investing activities of discontinued operations	118,014	(5,300)
Net cash used in financing activities of discontinued operations	(38)	(16)
Net cash provided by discontinued operations	104,297	2,533
Cash and restricted cash at beginning of period, including discontinued operations cash	81,813	54,167
Cash and restricted cash at end of period, including discontinued operations cash	$69,364	$45,592
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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) DATA
(Unaudited)
The following table presents certain income and expense items included in our condensed consolidated statements of earnings (loss) as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.

	12 Weeks Ended		28 Weeks Ended
	April 12, 2026	April 13, 2025	April 12, 2026	April 13, 2025
Revenues:
Company restaurant sales	37.2%	35.8%	37.5%	35.9%
Franchise rental revenues	28.4%	29.3%	28.1%	28.9%
Franchise royalties and other	16.9%	17.2%	16.9%	17.2%
Franchise contributions for advertising and other services	17.5%	17.7%	17.5%	18.0%
	100.0%	100.0%	100.0%	100.0%
Operating costs and expenses, net:
Food and packaging (1)	28.9%	27.8%	29.4%	26.7%
Payroll and employee benefits (1)	35.6%	33.8%	35.4%	33.5%
Occupancy and other (1)	19.1%	18.7%	18.9%	18.1%
Franchise occupancy expenses (2)	69.4%	65.6%	68.6%	64.8%
Franchise support and other costs (3)	7.9%	7.0%	7.0%	5.9%
Franchise advertising and other services expenses (4)	102.7%	102.3%	103.2%	101.9%
Selling, general and administrative expenses	10.4%	10.6%	10.5%	10.9%
Depreciation and amortization	4.3%	3.0%	4.1%	3.2%
Pre-opening costs	0.1%	0.2%	0.0%	0.3%
Other operating expenses, net	1.2%	0.7%	1.8%	0.7%
Gains on the sale of company-operated restaurants	(0.0)%	—%	(0.0)%	—%
Earnings from continuing operations	13.9%	18.2%	13.6%	18.7%
Income tax rate (5)	27.7%	27.6%	30.2%	29.1%
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(1)As a percentage of company restaurant sales.
(2)As a percentage of franchise rental revenues.
(3)As a percentage of franchise royalties and other.
(4)As a percentage of franchise contributions for advertising and other services.
(5)As a percentage of earnings (loss) from operations and before income taxes.

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Jack in the Box Inc.

Jack in the Box systemwide sales (in thousands):	12 Weeks Ended		28 Weeks Ended
	April 12, 2026	April 13, 2025	April 12, 2026	April 13, 2025
Company-operated restaurant sales	$94,696	$95,095	$226,603	$228,850
Franchised restaurant sales (1)	829,948	865,609	1,966,590	2,097,956
Systemwide sales (1)	$924,644	$960,704	$2,193,193	$2,326,806
____________________
(1)Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. Systemwide sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and systemwide restaurant sales information is useful to investors as they have a direct effect on the company's profitability.
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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

To supplement the condensed consolidated financial statements, which are presented in accordance with GAAP, the Company uses the following non-GAAP measures: Adjusted Net Income, Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level Margin and Franchise-Level Margin. Management believes that these measurements, when viewed with the Company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the Company's core business without regard to potential distortions.

Operating Earnings Per Share
Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding restructuring, integration and other, net COLI (gains) losses, pension and post-retirement benefit costs, impairment charges, gains on the sale of company-operated restaurants, losses on the sale of real estate to franchisees, excess tax shortfall from share-based compensation arrangements, and other tax-related impacts.
Operating Earnings Per Share should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Operating Earnings Per Share provides investors with a meaningful supplement of the Company’s operating performance and period-over-period changes without regard to potential distortions.
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Jack in the Box Inc.

Below is a reconciliation of Non-GAAP Adjusted Net Income to the most directly comparable GAAP measure of net income. Also below is a reconciliation of Non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings per share from continuing operations:

	12 Weeks Ended
	April 12, 2026	April 13, 2025
Net earnings from continuing operations, as reported	$12,541	$20,699
Restructuring, integration and other (1)	2,929	213
Net COLI (gains) losses (2)	(188)	1,407
Pension and post-retirement benefit costs (3)	1,263	1,341
Impairment charges	174	75
Gains on the sale of company-operated restaurants	(21)	—
Loss on the sale of real estate to franchisees (4)	—	27
Excess tax shortfall from share-based compensation arrangements	159	324
Tax impact of adjustments (5)	(2,053)	(335)
Non-GAAP Adjusted Net Income	$14,804	$23,751

Diluted weighted-average shares outstanding	19,387	19,043

Diluted earnings per share from continuing operations – GAAP	$0.65	$1.09
Restructuring, integration and other (1)	0.15	0.01
Net COLI (gains) losses (2)	(0.01)	0.07
Pension and post-retirement benefit costs (3)	0.07	0.07
Impairment charges	0.01	0.00
Gains on the sale of company-operated restaurants	(0.00)	—
Loss on the sale of real estate to franchisees (4)	—	0.00
Excess tax shortfall from share-based compensation arrangements	0.01	0.02
Tax impact of adjustments (5)	(0.11)	(0.02)
Operating Earnings Per Share – non-GAAP (6)	$0.76	$1.25

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(1)Restructuring, integration and other reflects charges that are not part of our ongoing operations, including proxy contest fees and other consulting fees for discrete project-based strategic initiatives that are not expected to recur in the foreseeable future.
(2)Net COLI (gains)/ losses reflect market-based adjustments on the company-owned life insurance policies, net of changes in our non-qualified deferred compensation obligation supported by these policies.
(3)Pension and post-retirement benefit costs relating to our two legacy defined benefit pension plans, as well as our two legacy post-retirement plans.
(4)Losses/ (gains) on the sale of real estate to franchisees are included in this reconciliation as the Company expects to have higher than normal sales of real estate in an effort to pay down debt.
(5)Tax impacts are calculated based on the non-GAAP Operating EPS tax rate of 31.1% in the current quarter and 24.9% in the prior year quarter.
(6)Operating Earnings Per Share may not add due to rounding.
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Jack in the Box Inc.

Adjusted EBITDA

Adjusted EBITDA represents net earnings from continuing operations on a GAAP basis excluding income taxes, interest expense, net, other operating expenses, net, depreciation and amortization, amortization of cloud computing costs, amortization of favorable and unfavorable leases and subleases, net, amortization of franchise tenant improvement allowances and other, net COLI (gains)/losses, and pension and post-retirement benefit costs.
Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the Company's ongoing cash earnings, from which capital investments are made and debt is serviced.
Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings from continuing operations (in thousands):

	12 Weeks Ended
	April 12, 2026	April 13, 2025
Net earnings from continuing operations, as reported	$12,541	$20,699
Income taxes	4,793	7,892
Interest expense, net	16,871	18,351
Losses on the sale of company-operated restaurants	(21)	—
Other operating expenses, net (1)	3,003	1,760
Depreciation and amortization	10,981	8,069
Amortization of cloud-computing costs (2)	460	238
Amortization of favorable and unfavorable leases and subleases, net (3)	(7)	(7)
Amortization of franchise tenant improvement allowances and other	1,627	1,762
Net COLI (gains)/losses (4)	(188)	1,407
Pension and post-retirement benefit costs (5)	1,263	1,341
Adjusted EBITDA – non-GAAP	$51,323	$61,512
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(1)Other operating expense, net includes: restructuring, integration and other; costs of closed restaurants; impairment charges; accelerated depreciation and gains/losses on disposition of property and equipment, net.
(2)Amortization of cloud computing costs includes the amounts for the non-cash amortization of capitalized implementation costs related to cloud-based software arrangements that are included within selling, general and administrative expenses.
(3)Amortization of favorable and unfavorable leases and subleases, net, which is not already included in the other operating expense, net, noted above.
(4)Net COLI (gains)/losses reflect market-based adjustments on the company-owned life insurance policies, net of changes in our non-qualified deferred compensation obligation supported by these policies.
(5)Pension and post-retirement benefit costs relating to our two legacy defined benefit pension plans, as well as the two legacy post-retirement plans.
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Jack in the Box Inc.

Restaurant-Level Margin
Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and selling, general, and administrative expenses. Certain other costs are also excluded, such as depreciation and amortization, pre-opening costs, other operating expenses, net, and gains on the sale of company-operated restaurants. As such, Restaurant-Level Margin is not indicative of the overall results of the Company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The Company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-operated restaurants. Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings from continuing operations (in thousands):

	12 Weeks Ended
	April 12, 2026	April 13, 2025
Earnings from operations - GAAP	$35,468	$48,283
Franchise rental revenues	(72,122)	(77,935)
Franchise royalties and other	(43,039)	(45,754)
Franchise contributions for advertising and other services	(44,407)	(46,947)
Franchise occupancy expenses	50,048	51,153
Franchise support and other costs	3,421	3,198
Franchise advertising and other services expenses	45,621	48,029
Selling, general and administrative expenses	26,421	28,221
Depreciation and amortization	10,981	8,069
Pre-opening costs	146	599
Other operating expenses, net	3,003	1,760
Gains on the sale of company-operated restaurants	(21)	—
Restaurant-Level Margin - Non-GAAP	$15,520	$18,676

Company restaurant sales	$94,696	$95,095

Restaurant-Level Margin % - Non-GAAP	16.4%	19.6%

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Jack in the Box Inc.

Franchise-Level Margin
Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and selling, general, and administrative expenses. Certain other costs are also excluded, such as depreciation and amortization, pre-opening, other operating expenses, net, and gains on the sale of company-operated restaurants. As such, Franchise-Level Margin is not indicative of the overall results of the Company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The Company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the Company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations. Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings from continuing operations (in thousands):

	12 Weeks Ended
	April 12, 2026	April 13, 2025
Earnings from operations - GAAP	$35,468	$48,283
Company restaurant sales	(94,696)	(95,095)
Food and packaging	27,388	26,437
Payroll and employee benefits	33,683	32,178
Occupancy and other	18,105	17,804
Selling, general and administrative expenses	26,421	28,221
Depreciation and amortization	10,981	8,069
Pre-opening costs	146	599
Other operating expenses, net	3,003	1,760
Gains on the sale of company-operated restaurants	(21)	—
Franchise-Level Margin - Non-GAAP	$60,478	$68,256

Franchise rental revenues	$72,122	$77,935
Franchise royalties and other	43,039	45,754
Franchise contributions for advertising and other services	44,407	46,947
Total franchise revenues	$159,568	$170,636

Franchise-Level Margin % - Non-GAAP	37.9%	40.0%

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